Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

IntegraMed America, Inc.

We consent to the incorporation by reference in this Registration Statement of IntegraMed America, Inc. on Form S-8 of our report dated March 30, 2009, appearing in the Annual Report on Form 10-K of    IntegraMed America, Inc. for the year ended December 31, 2008, as amended by Form 10-K/A filed on June 5, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Amper, Politziner & Mattia, LLP

Edison, New Jersey

September 10, 2009